UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2017

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

875 Prospect Street, Suite 304 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Birmingham 72 Purchase and Sale Agreement

On December 9, 2016, Reven Housing REIT, Inc. (the “Company”) entered into a Single Family Homes Real Estate Purchase and Sale Agreement (the “Birmingham 72 Agreement”) with Easy Rentals, LLC, an Alabama limited liability company (“Easy Rentals”), as amended on February 17, 2017 and on March 1, 2017, for the Company’s purchase of a portfolio of up to 72 single-family homes located in the Birmingham, Alabama, metropolitan area from Easy Rentals. The Birmingham 72 Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on December 9, 2016.

On March 31, 2017, the Company and Easy Rentals entered into a Third Amendment to the Birmingham 72 Agreement, pursuant to which the parties amended the Birmingham 72 Agreement to reduce the maximum number homes subject to purchase by the Company to 69 and to provide for an holdback and escrow of $250,000 of the purchase price for purposes of the Company with limited indemnification against any vacancies or loss of rental income due to cutbacks in the funding for Section 8 housing programs in the Birmingham area for the two year period following closing.

The foregoing description of the amendment to the Birmingham 72 Agreement is qualified in its entirety by reference to the full text of the Third Amendment, which is attached hereto as Exhibit 10.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Memphis 27 Purchase and Sale Agreement

On February 16, 2017, the Company entered into a Single Family Homes Real Estate Purchase and Sale Agreement (the “Memphis Agreement”) with H&J Properties, LLC, a Tennessee limited liability company (the “Seller”), for the Company’s purchase of a portfolio of up to 27 single-family homes located in the Memphis, Tennessee, metropolitan area from the Seller. On March 31, 2017, the Company closed on the purchase of 20 homes in the portfolio. The Seller is unaffiliated with the Company.

The contract purchase price for the 20 acquired properties was approximately $1,584,000, exclusive of closing costs. The Company funded 100% of the purchase with cash on hand. The acquired properties average 1,657 square feet and are mostly three-bedroom, two bath homes.  Of the acquired properties, ten are currently subject to two-year leases, five are subject to one-year leases, and five are subject to month-to-month leases. The Company intends to acquire up to six additional homes in the portfolio pursuant to the Memphis Agreement for the purchase price of $486,000 once those homes are leased.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report:

10.1	Third Amendment dated March 31, 2017 to Single Family Homes Real Estate Purchase and Sale Agreement (Birmingham 72) dated December 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: April 4, 2017	/s/ Chad M. Carpenter
Chad M. Carpenter,
Chief Executive Officer